CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A, No. 811-21781) of Pioneer Series Trust IV, and to the incorporation by reference of our reports, dated September 29, 2020, on Pioneer Balanced ESG Fund and Pioneer Multi-Asset Income Fund, included in the Annual Reports to Shareholders for the fiscal year ended July 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 24, 2020